                                                                     EXHIBIT 4.1


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                                                                  EXECUTION COPY


                    ----------------------------------------
                            CLUB REGINA RESORTS, INC.

                    CR RESORTS CAPITAL, S. de R. L. de C. V.



                              SERIES A AND SERIES B
                            13% SENIOR NOTES DUE 2004


                                    INDENTURE

                            -------------------------


                          Dated as of December 5, 1997


                            -------------------------


                        IBJ SCHRODER BANK & TRUST COMPANY


                                     Trustee

                                 --------------



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



                                        CROSS-REFERENCE TABLE*

Trust Indenture

Act Section                                                                         Indenture Section

310 (a)(1).....................................................................................7.10
(a)(2) ........................................................................................7.10
(a)(3).........................................................................................N.A.
(a)(4).........................................................................................N.A.
(a)(5).........................................................................................7.10
(i)(b).........................................................................................7.10
(ii)(c)........................................................................................N.A.
311(a).........................................................................................7.11
(b)............................................................................................7.11
(iii(c)........................................................................................N.A.
312 (a)........................................................................................2.05
(b)............................................................................................10.03
(iv)(c)........................................................................................10.03
313(a).........................................................................................7.06
(b)(2).........................................................................................7.07
(v)(c).........................................................................................7.06;

                                                                                              10.02
(vi)(d)........................................................................................7.06
314(a).........................................................................................4.03;

                                                                                               10.02
(c)(1).........................................................................................10.04
(c)(2).........................................................................................10.04
(c)(3)                                                                                         N.A.
(vii)(e).......................................................................................10.05
(f)............................................................................................N.A.
315 (a)........................................................................................7.01
(b) ...........................................................................................7.05,
                                                                                              10.02
(A)(c).........................................................................................7.01
(d)............................................................................................7.01
(e)............................................................................................6.11
316 (a)(last sentence).........................................................................2.09
(a)(1)(A)......................................................................................6.05
(a)(1)(B)......................................................................................6.04
(a)(2).........................................................................................N.A.
(b)............................................................................................6.07
(B)(c).........................................................................................2.12
317 (a)(1).....................................................................................6.08
(a)(2).........................................................................................6.09
(b)............................................................................................2.04
318 (a).......................................................................................10.01
(b)...........................................................................................N.A.
(c)..........................................................................................10.01




N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.




                                           TABLE OF CONTENTS
                                           -----------------
                                                                                                   PAGE
                                                                                                   ----

ARTICLE 1.             DEFINITIONS AND INCORPORATION BY REFERENCE.....................................1

        Section 1.01.  Definitions....................................................................1
        Section 1.02.  Other Definitions.............................................................16
        Section 1.03.  Incorporation by Reference....................................................17
        Section 1.04.  Rules of Construction.........................................................17

ARTICLE 2.             THE NOTES.....................................................................17

        Section 2.01.  Form and Dating...............................................................17
        Section 2.02.  Execution and Authentication..................................................18
        Section 2.03.  Registrar and Paying Agent....................................................21
        Section 2.04.  Paying Agent to Hold Money in Trust...........................................21
        Section 2.05.  Holder Lists..................................................................21
        Section 2.06.  Transfer and Exchange.........................................................21
        Section 2.07.  Replacement Notes.............................................................32
        Section 2.08.  Outstanding Notes.............................................................33
        Section 2.09.  Treasury Notes................................................................33
        Section 2.10.  Temporary Notes...............................................................33
        Section 2.11.  Cancellation..................................................................34
        Section 2.12.  Defaulted Interest............................................................34
        Section 2.13.  Liquidated Damages............................................................34

ARTICLE 3.             REDEMPTION AND PREPAYMENT.....................................................34

        Section 3.01.  Notices to Trustee............................................................34
        Section 3.02.  Selection of Notes to Be Redeemed.............................................34
        Section 3.03.  Notice of Redemption..........................................................35
        Section 3.04.  Effect of Notice of Redemption................................................36
        Section 3.05.  Deposit of Redemption Price...................................................36
        Section 3.06.  Notes Redeemed in Part........................................................36
        Section 3.07.  Optional Redemption...........................................................36
        Section 3.08.  Redemption for Tax Reasons....................................................37
        Section 3.09.  Offer to Purchase by Application of Excess Proceeds...........................38
        Section 3.10.  Mandatory Redemption..........................................................39

ARTICLE 4.             COVENANTS.....................................................................39

        Section 4.01.  Payment of Notes..............................................................39
        Section 4.02.  Maintenance of Office or Agency...............................................40
        Section 4.03.  Reports.......................................................................40
        Section 4.04.  Compliance Certificate........................................................40
        Section 4.05.  Taxes.........................................................................41
        Section 4.06.  Stay, Extension and Usury Laws................................................41
        Section 4.07.  Restricted Payments...........................................................41



        Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries................43
        Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock....................44
        Section 4.10.  Asset Sales...................................................................46
        Section 4.11.  Transactions with Affiliates..................................................47
        Section 4.12.  Liens.........................................................................48
        Section 4.13.  Line of Business..............................................................48
        Section 4.14.  Corporate Existence...........................................................48
        Section 4.15.  Offer to Repurchase Upon Change of Control....................................49
        Section 4.16.  Restriction on Preferred Stock of Restricted Subsidiaries.....................50
        Section 4.17.  Limitation on Issuances and Sales of Capital Stock of Wholly Owned
                       Subsidiaries..................................................................50
        Section 4.18.  Payments for Consent..........................................................50
        Section 4.19.  Limitations on CR Mexico......................................................50
        Section 4.20.  Disposition of Remainder Interest.............................................50
        Section 4.21.  Additional Amounts............................................................51

ARTICLE 5.             SUCCESSORS....................................................................53

        Section 5.01.  Merger, Consolidation, or Sale of Assets......................................53
        Section 5.02.  Successor Corporation Substituted.............................................53

ARTICLE 6.             DEFAULTS AND REMEDIES.........................................................54

        Section 6.01.  Events of Default.............................................................54
        Section 6.02.  Acceleration..................................................................55
        Section 6.03.  Other Remedies................................................................56
        Section 6.04.  Waiver of Past Defaults.......................................................56
        Section 6.05.  Control by Majority...........................................................56
        Section 6.06.  Limitation on Suits...........................................................57
        Section 6.07.  Rights of Holders of Notes to Receive Payment.................................57
        Section 6.08.  Collection Suit by Trustee....................................................57
        Section 6.09.  Trustee May File Proofs of Claim..............................................57
        Section 6.10.  Priorities....................................................................58
        Section 6.11.  Undertaking for Costs.........................................................58

ARTICLE 7.             TRUSTEE.......................................................................59

        Section 7.01.  Duties of Trustee.............................................................59
        Section 7.02.  Rights of Trustee.............................................................60
        Section 7.03.  Individual Rights of Trustee..................................................60
        Section 7.04.  Trustee's Disclaimer..........................................................60
        Section 7.05.  Notice of Defaults............................................................61
        Section 7.06.  Reports by Trustee to Holders of the Notes....................................61
        Section 7.07.  Compensation and Indemnity....................................................61
        Section 7.08.  Replacement of Trustee........................................................62
        Section 7.09.  Successor Trustee by Merger, etc..............................................63
        Section 7.10.  Eligibility; Disqualification.................................................63
        Section 7.11.  Preferential Collection of Claims Against Issuers.............................63



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


ARTICLE 8.             LEGAL DEFEASANCE AND COVENANT DEFEASANCE......................................63

        Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance......................63
        Section 8.02.  Legal Defeasance and Discharge................................................63
        Section 8.03.  Covenant Defeasance...........................................................64
        Section 8.04.  Conditions to Legal or Covenant Defeasance....................................64
        Section 8.05.  Deposited Money and Government Securities to be Held in Trust;
                       Other Miscellaneous Provisions................................................65
        Section 8.06.  Repayment to Issuers..........................................................66
        Section 8.07.  Reinstatement.................................................................66

ARTICLE 9.             AMENDMENT, SUPPLEMENT AND WAIVER..............................................67

        Section 9.01.  Without Consent of Holders of Notes...........................................67
        Section 9.02.  With Consent of Holders of Notes..............................................67
        Section 9.03.  Compliance with Trust Indenture Act...........................................68
        Section 9.04.  Revocation and Effect of Consents.............................................69
        Section 9.05.  Notation on or Exchange of Notes..............................................69
        Section 9.06.  Trustee to Sign Amendments, etc...............................................69

ARTICLE 10.            MISCELLANEOUS.................................................................69

        Section 10.01. Trust Indenture Act Controls..................................................69
        Section 10.02. Notices.......................................................................69
        Section 10.03. Communication by Holders of Notes with Other Holders of Notes.................70
        Section 10.04. Certificate and Opinion as to Conditions Precedent............................71
        Section 10.05. Statements Required in Certificate or Opinion.................................71
        Section 10.06.  Rules by Trustee and Agents..................................................71
        Section 10.07. No Personal Liability of Directors, Officers, Employees and
                       Stockholders..................................................................71
        Section 10.08. Governing Law; Submission to Jurisdiction.....................................72
        Section 10.09. No Adverse Interpretation of Other Agreements.................................72
        Section 10.10. Successors....................................................................72
        Section 10.11. Severability..................................................................72
        Section 10.12. Counterpart Originals.........................................................73
        Section 10.13. Table of Contents, Headings, etc..............................................73
        Section 10.14. Approval of Board of Directors................................................73

EXHIBITS
Exhibit A       FORM OF NOTE
Exhibit B       FORM OF CERTIFICATE OF TRANSFER
Exhibit C       FORM OF CERTIFICATE OF EXCHANGE
Exhibit D       FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                INVESTOR
Exhibit E       FORM OF PROMISSORY NOTE

         This INDENTURE is made and entered into as of December 5, 1997, by and among CLUB REGINA RESORTS, INC., a Nevada corporation (the "CR US"), CR RESORTS CAPITAL S. de R. L. de C. V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("CR Mexico" and, together with CR US, the "Issuers"), and IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee").

         The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Series A Senior Notes due 2004 (the "Series A Notes") and the 13% Series B Senior Notes due 2004 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

         "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness, Disqualified Stock or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness, Disqualified Stock or preferred stock secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; further provided that GLLC shall not be deemed to be an Affiliate of CR US and is Subsidiaries so long as GLLC does not own more than 20% of the Capital Stock of CR US and does not own any Capital Stock of a Subsidiary of CR US.

         "Agent" means the Registrar or any Paying Agent or transfer agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Asset Management Agreement" means the Asset Management Agreement dated as of August 18, 1997, by and between CR US and Starwood Lodging Corporation.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) (a "Disposition") other than sales of inventory in the ordinary course of business consistent with industry practice for reasonably similar companies (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of CR US and its Subsidiaries taken as a whole will be governed by the provisions of
Section 4.15 and/or the provisions of Section 5.01 and not by the provisions of
Section 4.10), and (ii) the issue or sale by CR US or any of its Subsidiaries of Equity Interests of any of CR US's Subsidiaries, in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a Disposition of assets by CR US to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to CR US or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to CR US or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07, (iv) the Disposition of the Remainder Interest,
(v) any Disposition of Cash Equivalents, (vi) any Disposition of defaulted Vacation Interval Receivables for collection purposes, (vii) the grant of any Lien securing Indebtedness to the extent such Lien is granted in compliance with
Section 4.12, (viii) the sale of Class B shares of CR S.A. to customers of CR US and its Subsidiaries consistent with past practices (or similar sales of non-controlling equity interests in any Restricted Subsidiary that is formed to serve the same purpose as is served by CR S.A. on the Issue Date so long as such sales are effected for the same reasons that sales of Class B shares of CR S.A. are made as of the Issue Date), or (ix) the sales of Vacation Intervals in the ordinary course of business.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to a Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association, sociedad de responsabilidad limitada, or business entity, any and all shares, parties sociales, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition, (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition, (vii) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 365 days after the acquisition thereof, (viii) direct obligations of the Mexican government or obligations fully and unconditionally guaranteed by the Mexican government, (ix) certificates of deposit, bank promissory notes and bankers' acceptances denominates in pesos maturing not more than 365 days after the acquisition thereof and issued or guaranteed by (a) any one of the five largest banks (based on assets as of the immediately preceding December 31st) organized under the laws of Mexico and (b) one or more other banks organized under the laws of Mexico, provided that the aggregate amount of certificates of deposit, bank promissory notes and banker's acceptances issued or guaranteed by any one such bank referred to in clause (b) shall not exceed $3.0 million at any one time) and, in each case, which is not under intervention by the Comision Nacional Bancaria y de Valores or controlled by the Fondo Bancario de Proteccion al Ahorro or by any other governmental body or agency and (x) Mexican pesos; provided that the aggregate amount of Cash Equivalents held by CR US and its Restricted Subsidiaries at any one time under clauses (vii), (viii), (ix) and
(x) of this definition shall be limited to $4.0 million.

         "Cedel" means Cedel Bank, SA.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CR US and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of CR US, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of CR US (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of CR US are not Continuing Directors.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus the sum, without duplication of (i) an amount equal to any extraordinary loss plus any net loss, together with any related provisions for taxes arising on such loss, realized in connection with an Asset Sale (to the extent such losses (and provisions for taxes) were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) Consolidated Lease Expense, but only to the extent such expense exceeds $0.5 million for any four quarter period, of such Person and its Subsidiaries for such period, plus (v) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of CR US shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to CR US or paid to CR Mexico by such Subsidiary without prior approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Lease Expense" means, with respect to any Person for any period, the aggregate rental obligations (other than Capital Lease Obligations) of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to CR US or one of its Subsidiaries.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of CR US who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "CR Mexico" means CR Resorts Capital, a Mexican Sociedad de Responsabilidad Limitada de Capital Variable and any and all successors thereto.

         "CR S.A." means Club Regina S.A. de C.V.

         "CR US" means Club Regina Resorts, Inc., a Nevada corporation and any and all successors thereto.

         "Credit Agreements" means any credit agreement or similar facility governing Indebtedness entered into by CR US or any Subsidiary, as any such agreement or facility may be amended, modified, refinanced or replaced from time to time (except to the extent that any such amendment, modification, refinancing or replacement would be prohibited by the terms of the Indenture).

         "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require CR US to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that CR US may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "fair market value" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests that are paid in Equity Interests of CR US (other than Disqualified Stock) or to CR US or a Restricted Subsidiary of CR US, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP and (v) the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period, but only to the extent such expense exceeds $0.5 million for any four quarter period.

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. If the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by CR US or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

         "GLLC" means Greenmex L.L.C., a Delaware limited liability company.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement.

         "Holder" means a Person in whose name a Note is registered.

         "IAI Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect CR US or any Subsidiary against fluctuation in interest rates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If CR US or any Restricted Subsidiary of CR US sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of CR US such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of CR US, CR US shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07.

         "Issue Date" means the date of original issuance of the Notes.

         "Issuers" means CR US and CR Mexico.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Mirror Notes" means, (i) the notes outstanding on the Issue Date in the form of Exhibit E hereto that are issued by Top Acquisition Sub in favor of CR Mexico, representing senior obligations of such Operating Subsidiary, in aggregate principal amount equal to approximately $86.7 million, (ii) the notes to be issued in replacement of the Mirror Note specified in clause (i) pursuant to Section 4.19 hereof and (iii) such other promissory notes in the form of Exhibit E hereto issued by Operating Subsidiaries to CR Mexico in exchange for future advances from CR Mexico to such Operating Subsidiaries.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities (other than sales of Equity Interests of a Restricted Subsidiary described in clause (viii) of the definition of Asset
Sale) by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by CR US or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither CR US nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness, other than Indebtedness ("Non-Recourse Indebtedness"), the incurrence of which also constitutes an Investment permitted to be made under Section 4.07 or pursuant to clause (k) of the definition of "Permitted Investments"), (b) is directly or indirectly liable (as a guarantor or otherwise, other than a Guarantee (a "Non-Recourse Guarantee"), the incurrence of which also constitutes an Investment permitted to be made under Section 4.07 or pursuant to clause (k) of the definition of "Permitted Investments"), or (c) constitutes the lender, other than pursuant to loans ("Non-Recourse Loans") that also constitute an Investment permitted to be made under Section 4.07 or pursuant to clause (k) of the definition of "Permitted Investments"; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of CR US or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing (and, in the case of any Non-Recourse Indebtedness, Non-Recourse Guarantee or Non-Recourse Loan, have agreed in writing) that they will not have any recourse to the stock or assets of CR US or any of its Restricted Subsidiaries (other than the Capital Stock of one or more Unrestricted Subsidiaries).

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Notes by the Issuers.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means, with respect to any Person (other than the Trustee), a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of Section 10.05 hereof.

         "Operating Subsidiaries" means each Subsidiary of CR US other than CR Mexico.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to CR US, any Subsidiary of CR US or the Trustee.

         "Opinion of Mexican Counsel" means a written opinion of independent Mexican legal counsel admitted to practice in Mexico and of recognized standing in Mexico who is reasonably acceptable to the Trustee and that meets the requirements of Section 10.05 hereof. The counsel may be counsel to CR US or any Subsidiary of CR US.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Permitted Business" means, at any time, any business that is primarily in the vacation ownership business.

         "Permitted Investments" means (a) any Investment in CR US or in a Wholly Owned Restricted Subsidiary of CR US that is engaged in a Permitted Business; (b) any Investment in Cash Equivalents; (c) any Investment by CR US or any Subsidiary of CR US in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of CR US that is engaged in a business that is related, ancillary or complementary to, and supportive of, the vacation ownership business or (ii) such Person is engaged in a business that is related, ancillary or complementary to, and supportive of, the vacation ownership business and is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CR US or a Wholly Owned Restricted Subsidiary of CR US that is engaged in a business that is related, ancillary or complementary to, and supportive of, the vacation ownership business; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of CR US;
(f) any Investment in a Receivables Subsidiary of Vacation Interval Receivables and Related Assets in connection with a Receivables Financing; (g) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business; (h) the endorsements of negotiable instruments for collection or deposit in the ordinary course of business; (i) the incurrence, assumption or creation of Hedging Obligations that CR US or a Restricted Subsidiary of CR US enters into in the ordinary course of business; (j) a promissory note or other payment obligation in the original principal amount of up to $1.8 million to be received in connection with the disposition of the Remainder Interest; and (k) other Investments in Equity Interests of any Person engaged in a business that is related to, ancillary or complementary to, and supportive of, the vacation ownership business having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $7.5 million.

         "Permitted Liens" means (i) Liens securing the Credit Agreements; provided that the principal amount of Indebtedness secured by such Liens is not greater than the principal amount of Indebtedness permitted to be incurred by clause (i) of the second paragraph of Section 4.09; (ii) Liens in favor of CR US or its Wholly Owned Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with CR US or any Subsidiary of CR US; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with CR US; (iv) Liens on property existing at the time of acquisition thereof by CR US or any Subsidiary of CR US, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii), (v) (but only to the extent that Indebtedness refinanced pursuant to such clause (v) was secured by Liens), (vii) and (ix) of the second paragraph
Section 4.09 covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of CR US or any Subsidiary of CR US with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by CR US or such Subsidiary; (x) Liens on assets of or Capital Stock of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (xi) Liens in favor of the Trustee under the Indenture; (xii) judgment Liens with respect to judgments that do not cause an Event of Default under clause (f) of Section 6.01; and (xiii) Liens securing guarantees that are permitted to be incurred under Section 4.09(b)(viii), but only if the guarantee proposed to be secured by a Lien relates to Indebtedness which (a) would be permitted to be secured by a Lien under the terms herein and (b) is permitted to be incurred under clauses (i), (iii), (iv), (v), (vii) and (ix) of Section 4.09(b).

         "Permitted Refinancing Indebtedness" means any Indebtedness of CR US or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of CR US or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by CR US or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "Principals" means Douglas Y. Bech, Thomas R. Powers and Walker G. Harman.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means an underwritten public offering of common Capital Stock of CR US registered under the Securities Act (other than a public offering registered on Form S-8) under the Securities Act.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Receivables Financing" means a financing by CR US or a Restricted Subsidiary of CR US of Vacation Interval Receivables.

         "Receivables Subsidiary" means a Subsidiary which is established for the limited purpose of acquiring and financing Vacation Interval Receivables and Related Assets.

         "Regina Operating Subsidiaries" means CR Resorts Cabo, S. de R. L. de
C. V., CR Resorts Puerto Vallarta, S. de R. L. de C. V., CR Resorts Cancun, S. de R. L. de C. V., and Desarollos Turisticos Integrales Cozumel, S. de R. L. de
C. V.

         "Regina Resorts" means the vacation ownership resorts operated as of the Issue Date by CR US and its Subsidiaries in Cancun, Mexico, Puerto Vallarta, Mexico and Los Cabos, Mexico.

         "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and Jefferies & Company, Inc., as such agreement may be amended, modified or supplemented from time to time.

         "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

         "Remainder Interest" means the rights under the Trust Agreements to own the Regina Resorts after August 18, 2027.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend and the Global Note Legend.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "RNVI" means the Registro Nacional de Valores y Intermediarios de
Mexico.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Top Acquisition Sub" mean Top Acquisition Sub, S de R.L. de C.V.

         "Trust Agreements" means the three trust agreements dated August 18, 1997, entered into among Bancomer, as trustee, CR Resorts Remainder Company, S. de R. L. de C. V., and each of (i) CR Resorts Cancun, S. de R. L. de C. V., in connection with the Cancun Regina Resort, (ii) CR Resorts Los Cabos, S. de R. L. de C. V., in connection with the Los Cabos Regina Resort, and (iii) CR Resorts Puerto Vallarta, S. de R. L. de C. V., in connection with the Puerto Vallarta Regina Resort.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Units" means the Issuers' units, each consisting of $1,000 principal amount of Series A Notes and a Warrant to purchase 18.69962 shares of Common Stock of CR US.

         "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means any Subsidiary of CR US (other than CR Mexico or any other Subsidiary of CR US that exists on the Issue Date) or any successor to any of them that is designated by the Board of Directors of CR US as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with CR US or any Restricted Subsidiary of CR US unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to CR US or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CR US; (c) is a Person with respect to which neither CR US nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of CR US or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of CR US shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of CR US giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of CR US as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, CR US shall be in default of such covenant). The Board of Directors of CR US may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of CR US of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Vacation Interval Receivables" means the gross receivables of CR US and its Restricted Subsidiaries arising from sales by CR US and its Restricted Subsidiaries of Vacation Intervals (but excluding any receivables for service or other fees in respect of such Vacation Intervals) determined on a consolidated basis in accordance with GAAP.

         "Vacation Interval Receivables and Related Assets" means Vacation Interval Receivables and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to Vacation Interval Receivables.

         "Vacation Intervals" means the right to use (whether arising by virtue of a club membership or a deeded interest in real property or otherwise) a fully-furnished vacation residence for a specified period each year or otherwise.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Warrants" means CR US's warrants, issued on the date hereof as part of the Units.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or other shares or ownership interests required by applicable law to be held by third parties (but only to the extent of such legal requirement) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or other shares or other ownership interests required by applicable law to be held by third parties (but only to the extent of such legal requirement)) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.



                                                                              Defined in
                 Term   ........                                                Section

           "Additional Amounts"...................................................4.21
           "Affiliate Transaction"................................................4.11
           "Asset Sale"...........................................................4.10
           "Asset Sale Offer".....................................................3.09
           "Authentication Order".................................................2.02
           "Bankruptcy Law".......................................................4.01
           "Change of Control Offer"..............................................4.15
           "Change of Control Payment"............................................4.15
           "Change of Control Payment Date" ......................................4.15
           "Covenant Defeasance"..................................................8.03
           "Event of Default".....................................................6.01
           "Excess Proceeds"......................................................4.10
           "Excluded Taxes".......................................................4.21
           "incur"................................................................4.09
           "Legal Defeasance" ....................................................8.02
           "Offer Amount".........................................................3.09
           "Offer Period".........................................................3.09
           "Paying Agent".........................................................2.03
           "Purchase Date"........................................................3.09
           "Registrar"............................................................2.03
           "Restricted Payments"..................................................4.07
           "Taxes"................................................................4.21

SECTION 1.03. INCORPORATION BY REFERENCE

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes;

              "indenture security Holder" means a Holder of a Note;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee; and

              "obligor" on the Notes means the Issuers and any successor obligor(s) upon the Notes.

              All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them....

SECTION 1.04. RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

                    (1) a term has the meaning assigned to it;

                    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (3) "or" is not exclusive;

                    (4) words in the singular include the plural, and in the plural include the singular;

                    (5) provisions apply to successive events and transactions; and

                    (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

        (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall furnish any such notations, legends and endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

              The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes.

              Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any record of an increase or decrease of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

              Two Officers of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature. CR US's seal shall be reproduced on the Notes and may be in facsimile form, to the extent required by the organizational documents of either Issuer or as required by applicable law.

              If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

              A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee shall, upon a written order of the Issuers signed by two Officers of each Issuer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

              The Trustee (at the expense of the Issuers) may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either Issuer.

              All Notes issued prior to the separation described below shall have printed or overprinted thereon the following (the "Warrant Endorsement"):

              "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE WARRANTS ATTACHED HERETO ORIGINALLY SOLD AS A UNIT WITH THE NOTES UNTIL THE EARLIEST TO OCCUR OF (I) JUNE 1, 1998; (II) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE); AND (III) THE DATE SPECIFIED BY THE INITIAL PURCHASER (SUCH EARLIEST DATE, THE "SEPARATION DATE"). PRIOR TO SUCH DATE, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN INTEGRAL MULTIPLES OF $1,000 PRINCIPAL AMOUNT OF NOTES AND ONLY WITH THE SIMULTANEOUS TRANSFER TO THE TRANSFEREE OF ONE WARRANT FOR EACH $1,000 PRINCIPAL AMOUNT SO TRANSFERRED.

              Under the terms of the warrant agreement relating to the Warrants (the "Warrant Agreement"), the holder of this security may at any time on or after the Separation Date, at its option, by notice to the Trustee elect to separate or separately transfer the Notes and the Warrants represented hereby, in whole or in part, and shall thereafter surrender this security to the Trustee for the exchange of this security, in part, for such Warrant or Warrants and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this Warrant Endorsement; provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange this security for such Warrant or Warrant and Note or Notes shall affect the separation of such Notes and Warrants represented hereby or their separate transferability. Until such separation, the holder of this security is, for each $1,000 principal amount of Notes, also the record owner of one Warrant expiring December 1, 2004, each Warrant to purchase one share of Common Stock of CR US, par value $.001 per share (subject to adjustment as provided in the Warrant Agreement). CR US has deposited with the Trustee, as custodian for the Holder of the Notes bearing this Warrant Endorsement, a certificate or certificates for such Warrants to purchase an aggregate of 1,869,962 shares of Common Stock (subject to adjustment as provided in the Warrant Agreement). Prior to the separation of the Notes and the Warrants as described above, record ownership of such Warrants is transferable only by the transfer of this Note on the Note register maintained by the Issuers pursuant to the Indenture. After such separation, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

              By accepting a security bearing this Warrant Endorsement, each holder of this security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to CR US or the Warrant Agent).

              Election to Exercise. On or after the Exercise Commencement Date (as such term is defined in the Warrant Agreement), the Warrants may be exercised by obtaining from the Trustee, as custodian for Holders of securities bearing this Warrant Endorsement, the required forms of election to exercise, declaration form and instructions for payment of the Exercise Price (as such term is defined in the Warrant Agreement). Upon receiving the required forms and payment of such Exercise Price, the Trustee as custodian for the Holder of the security bearing this Warrant Endorsement, shall exercise such Warrants in accordance with the provisions of the Warrant Agreement.

        Election of Exchange. The undersigned registered holder of the security represented hereby irrevocably elects to separate its Notes and Warrants and to exchange this security (representing ownership of __________________ Warrants evidenced by Warrant Certificates deposited with the Trustee) for a new Note in the principal amount hereof and a Warrant Certificate in the amount of said _______________________ Warrants.

        The undersigned hereby irrevocably instructs the Trustee (A) to issue in the name of the undersigned registered holder a new Note not containing the above Warrant Endorsement in the principal amount equal to the principal amount hereof and (B) to deliver this security to the Warrant Agent pursuant to the provisions of the Warrant Agreement with instructions to issue in the name of the undersigned registered holder a Warrant certificate representing the number of Warrants equal to the number of Warrants represented by this security and to issue a new Warrant Certificate to replace the Warrant Certificate held on deposit by the Trustee as custodian representing the number of Warrants equal to the difference between (x) the number of Warrants represented by the Warrant Certificate so held on deposit and (y) the number of Warrants represented by this Security.

                Dated:                                  ______________________


                Name of Holder of this security:        ______________________
                Address:                                ______________________
                                                        ______________________
                Signature:                              ______________________

                Note: The above signature must correspond with the name as written upon the face of this security in every particular, without alteration or enlargement whatever and if the certificate representing any principal amount at maturity of this security or the associated Warrants is to be registered in a name other than that in which this security is registered."

                Signature Guaranteed:                   ______________________

                Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                Until any Note and the Warrant with which it is initially issued are separated or separately transferred pursuant to the terms of the Warrant Endorsement, the Trustee shall hold such Warrant as custodian on behalf of the Holder of such Note bearing such legends.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

              The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. CR US or any Subsidiary of CR US may act as Paying Agent or Registrar.

              The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

              The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

              The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than CR US or a Subsidiary) shall have no further liability for the money. If CR US or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

        (a)   Transfer and Exchange of Global Notes.

              A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
            a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of
            a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to
            the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

                        (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Registrar receives the following:

                            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                            (2)     if the  holder  of such  beneficial
        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                    (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable;

                    (E) if such beneficial interest is being transferred to CR US or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

                    (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of either Issuer;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

        (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note
            proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

                    (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (E) if such Restricted Definitive Note is being transferred to CR US or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (2)(b) thereof; or

                    (F) if such Restricted Definitive Note is being
            transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in all other cases, the IAI Global Note.

                (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to
            the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
            (3) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

                      (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Participating
            Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                          (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        Upon satisfaction of the conditions of any of the subparagraphs in this
        Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)     Transfer and Exchange of Definitive Notes for Definitive Notes.

                Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, opinions, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A
            under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                    (B) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

                (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

                     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                     (C) any such transfer is effected by a Participating

        Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                     (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                         (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
    (3) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

             (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

    (f)   Exchange Offer.

              Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 and an Officers' Certificate certifying that the Registration is effective and directing the Trustee to authenticate Notes not bearing the Private Placement Legend, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

        (g)   Legends.

              The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

              (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE

          ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

                 (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

             (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS ON ITS RECORDS AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

     (h)  Cancellation and/or Adjustment of Global Notes.

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an adjustment shall be made on the records of the Trustee by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an adjustment shall be made on the records of the Trustee by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                (ix) The Trustee shall have no duty to monitor compliance with federal or state securities laws, other than to collect documentation specifically required to be collected on behalf of the Issuers by this
        Section 2.06.

SECTION 2.07. REPLACEMENT NOTES

                If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the

Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

                Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING NOTES.

                The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because either Issuer or an Affiliate of either Issuer holds the Note; however, Notes held by CR US or a Subsidiary of CR US shall not be deemed to be outstanding for purposes of
Section 3.07(b) hereof.

                If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives written notice that the replaced
Note is held by a bona fide purchaser.

                If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                If the Paying Agent (other than CR US, a Subsidiary of CR US or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.   TREASURY NOTES.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with either Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has received written notice are so owned shall be so disregarded.

SECTION 2.10.   TEMPORARY NOTES

                Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

                Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

                The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

                If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   LIQUIDATED DAMAGES.

                In the event that the Issuers shall be required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Issuers shall, five Business Days prior to the relevant interest payment date, deliver to the Trustee an Officers' Certificate specifying the amount of Liquidated Damages payable per $1,000 principal amount of Notes to be paid on such interest payment date.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

                If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Sections 3.07 or 3.08 hereof, they shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.   SELECTION OF NOTES TO BE REDEEMED

                If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any (provided that the Issuers shall have provided the Trustee prior written notice of any exchange on which the Notes are issued), on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION

                Subject to the provisions of Section 3.09 hereof (if applicable), at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                The notice shall identify the Notes to be redeemed and shall state:

                (a)     the redemption date;

                (b)     the redemption price;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                (d)     the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (h) the CUSIP number of the Notes to be redeemed and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                At the Issuers' written request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that each Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION

                Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE

                One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers upon their written request any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.   NOTES REDEEMED IN PART.

                Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

                (a) Except as set forth in clause (b) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to December 1, 2000. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:


                YEAR                                                            PERCENTAGE
                ----                                                            ----------
                2000.............................................................107.429%
                2001.............................................................105.571%
                2002.............................................................103.714%
                2003.............................................................101.857%

                (b) Notwithstanding the provisions of clause (a) of this Section 3.07, until December 1, 2000, either or both of the Issuers may redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder with the net proceeds of a Public Equity Offering at a redemption price equal to 113% of the principal amount thereof plus accrued and unpaid Liquidated Damages thereon, if any; provided that at least $65.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; provided further that the call for such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

                (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08    REDEMPTION FOR TAX REASONS

                (a) The Notes may be redeemed, at the option of either or both of the Issuers, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice to the Holders of the Notes, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest and Liquidated Damages, if any, to the date fixed for redemption and Additional Amounts, if any, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice (which certification shall include an Opinion of Mexican Counsel) that (i) as a result of any change in, or amendment to, the laws (or any rules or regulations promulgated thereunder) of Mexico, or any political subdivision thereof or any taxing authority thereof or therein affecting taxation, or any amendment to, change in or expiration of an official interpretation or application regarding such laws, treaties, rules or regulations which are of general applicability, which change, amendment, application, expiration or interpretation becomes effective on or after the Closing Date, either Issuer would be obligated, for reasons outside its control, to pay Additional Amounts in respect of interest payments on the Notes pursuant to the terms and conditions thereof in excess of those attributable to Mexican withholding tax on the basis of a rate of 15% imposed on interest payments, (ii) such obligation cannot be avoided by the Issuers after taking reasonable measures available to them to avoid it, and (iii) such obligation (or a separate tax obligation of equal or greater magnitude that arises from the structuring contemplated by this clause (iii)) cannot be avoided by structuring the interest payments in such manner that they are paid solely by CR US (rather than CR Mexico); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which either Issuer would be obligated to pay such Additional Amounts and (b) at the time such notice is given, the Issuers' obligation to pay such Additional Amounts remains in effect.

                    (b) Before any notice of redemption pursuant to this provision is given to the Trustee or the Holders, the Issuers shall deliver to the Trustee (i) an Officers' Certificate to the effect that the Issuers' obligation to pay such Additional Amounts in respect of the Notes cannot be avoided by either or both of the Issuers taking reasonable measures available to them and (ii) an Opinion of Mexican Counsel to the effect that the either or both of Issuers would be obligated to pay Additional Amounts in respect of interest payments on the Notes pursuant to the terms and conditions thereof in excess of those attributable to Mexican withholding tax on the basis of a rate of 15% imposed on interest payments to Holders because of a change, amendment, application, expiration or interpretation regarding laws, rules or regulations of the kind referred to above. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set forth in clauses (i) and (ii) described in the preceding paragraph (subject to the proviso thereto), in which event it will be conclusive and binding on the Trustee and the Holders. Such notice of redemption, once given by the Issuers to the Trustee or Holders, will be irrevocable. Except as provided in this Section 3.08, any redemption pursuant to Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.09    OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), they shall follow the procedures specified below.

                The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a)    that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

        (b)    the Offer Amount, the purchase price and the Purchase Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

        (d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

        (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

        (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive(s), not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall each deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10    MANDATORY REDEMPTION.

                The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01    PAYMENT OF NOTES.

                The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than CR US or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02    MAINTENANCE OF OFFICE OR AGENCY.

                The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03    REPORTS.

                Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K with respect to quarterly periods ending after the Issue Date if the Issuers were required to file such Forms (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of CR US and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of CR US and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CR US) and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Issuers shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Issuers shall at all times comply with TIA ss. 314(a).

SECTION 4.04    COMPLIANCE CERTIFICATE.

        (a) Each Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of CR US and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this

Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that either Issuer has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) Each Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or proposes to take with respect thereto.

SECTION 4.05    TAXES.

                Each Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06    STAY, EXTENSION AND USURY LAWS.

                Each Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07    RESTRICTED PAYMENTS.

                CR US shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of CR US's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving CR US or any of its Restricted Subsidiaries) or to the direct or indirect holders of CR US's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of CR US or to CR US or a Restricted Subsidiary of CR US); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving CR US) any Equity Interests of CR US or any direct or indirect parent of CR US or other Affiliate of CR US that is not a Restricted Subsidiary of CR US (other than any such Equity Interests owned by CR US or any Wholly Owned Restricted Subsidiary of CR US); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) CR US would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by CR US and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii),
(iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of CR US for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of CR US's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by CR US since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of CR US (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of CR US that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of CR US), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (A) the fair market value of CR US's or its Restricted Subsidiary's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

               Notwithstanding the foregoing, the provisions of this Section
4.07 shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of CR US in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of CR US) of, other Equity Interests of CR US (other than any Disqualified Stock) or a substantially concurrent capital contribution; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of CR US to the holders of its common Equity Interests on a pro rata basis; (v) so long as no Default or Event of Default is continuing, loans made to current officers, directors and employees of CR US or any Restricted Subsidiary thereof at any one time outstanding not to exceed $2.0 million; and
(vi) repurchases of Capital Stock deemed to occur upon exercise of stock options to the extent such Capital Stock represents a portion of the price of such options;

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by CR US or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of CR US whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate of each Issuer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required herein as of the Issue Date.

               The Board of Directors of CR US may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall the business operated by CR US or its Subsidiaries (including the planned development of a new resort at Cozumel, Mexico and additional vacation ownership units in Los Cabos, Mexico) as of the Issue Date be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by CR US and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.08    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                CR US shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to CR US or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to CR US or any of its Restricted Subsidiaries, (ii) make loans or advances to CR US or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to CR US or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) the Indenture and the Notes,
(b) applicable laws, or governmental regulations or orders, (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by CR US or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Capital Lease Obligations or purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (h) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness, (i) provisions with respect to the disposition or distribution of assets or property in joint venture agreements (or organizational documents established in connection with a joint venture) and other similar agreements entered into in the ordinary course of business, (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, or (k) any encumbrance or restriction pursuant to Indebtedness of Receivables Subsidiaries that is permitted to be incurred subsequent to the Issue Date pursuant to Section 4.09.

SECTION 4.09   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

        (a) CR US shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that CR US will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that CR US may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and CR US's Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for CR US's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period. The Indenture shall also provide that CR US will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of CR US unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of CR US shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of CR US solely by virtue of being unsecured.

        (b) The provisions of clause (a) of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (i) the incurrence by CR US or any of its Restricted
        Subsidiaries of Indebtedness under Credit Agreements; provided that the aggregate principal amount of all Indebtedness (with letters of credit, guarantees, bid, surety and performance bonds or other obligations under any Credit Agreement being deemed to have a principal amount equal to the maximum potential liability of CR US and its Restricted Subsidiaries thereunder) outstanding under all Credit Agreements after giving effect to such incurrence does not exceed an amount equal to the greater of (i) $40.0 million and (ii) 90% of the Vacation Interval Receivables of CR US and its Restricted Subsidiaries;

               (ii) the incurrence by CR US and CR Mexico of Indebtedness represented by the Notes;

               (iii) the incurrence by CR US or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Permitted Business, in an aggregate principal amount, together with any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
        (iii), not to exceed $7.5 million at any time outstanding;

               (iv) the incurrence by CR US or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by CR US or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by CR US or one of it Restricted Subsidiaries; and provided further that after giving effect to such acquisition, CR US would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant;

                (v) the incurrence by CR US or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred (a) under Section 4.09(a) or under clauses (iii), (iv) and (x) of this Section 4.09(b), or (b) under clause
        (ii) of this Section 4.09(b), but only to the extent that the net proceeds of such Permitted Refinancing Indebtedness incurred pursuant to this clause (b) are used to refund, refinance or replace Notes that are repurchased by the Issuers under the provisions of Section 4.15;

                (vi) the incurrence by CR US or any of its Restricted Subsidiaries of intercompany Indebtedness between or among CR US and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if either Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than CR US or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either CR US or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by CR US or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                (vii) the incurrence by CR US or any of its Restricted Subsidiaries of Hedging Obligations incurred in the ordinary course of business for the purpose of fixing or hedging interest rate risk or currency risk and not for the purpose of speculation;

                (viii) the guarantee by CR US or any of the Subsidiaries of Indebtedness of CR US or a Restricted Subsidiary of CR US that was permitted to be incurred by another provision of this covenant (other than by clauses (x) or (xi) of this Section 4.09(b));

                (ix) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds, in each case, issued in favor of governmental bodies or quasi-governmental bodies and entered into in the ordinary course of business consistent with past practice of CR US and its Subsidiaries (or of the vacation ownership segment of the Predecessor Business), and not in connection with the borrowing of money or the obtaining of advances or credit;

                (x) the incurrence by CR US or CR Mexico of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $7.5 million;

                (xi) the incurrence by CR US's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of CR US that was not permitted by this clause
        (xi).

        (c) For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, CR US shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of CR US as accrued.

                Notwithstanding any of the provisions of this Section 4.09, CR US shall not permit any of its Operating Subsidiaries to, directly or indirectly, incur any Indebtedness in excess of $3.0 million or issue any shares of preferred stock (whether or not otherwise permitted by this Section 4.09) until such time as the Regina Operating Subsidiaries have assumed in full the existing $86.7 million of intercompany indebtedness owed by Top Acquisition Sub to CR Mexico and issued Mirror Notes in favor of CR Mexico in respect thereof.

SECTION 4.10    ASSET SALES

                CR US shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless (x) CR US (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of CR US set forth in an Officers' Certificate delivered by the Issuers to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (y) at least 80% of the consideration received therefor by CR US or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on CR US's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto), of CR US or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed in connection with such Asset Sale by the transferee of any such assets pursuant to a novation agreement that releases CR US or such Restricted Subsidiary from further liability and (B) any securities, notes or other obligations received by CR US or any such

Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by CR US or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuers may apply such Net Proceeds to (i) the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another business that is a Permitted Business, (ii) the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business, or (iii) the payment, redemption, defeasance or other acquisition or retirement for value of senior Indebtedness of either Issuer or any Restricted Subsidiary in a manner that results in the permanent retirement of such Indebtedness and, if applicable, the permanent reduction of the related loan commitment. Pending the final application of any such Net Proceeds, the Issuers may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuers will be required to make an offer to all Holders of Notes, and, if the Company is required to do so under the terms of any other Indebtedness that ranks pari passu to the Notes, to the holders of such other senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and principal of such other senior Indebtedness on a pro rata basis that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                Notwithstanding anything to the contrary contained herein, CR US or any of its Restricted Subsidiaries may engage in transactions in which (i) vacation ownership, hotel or other resort properties, parcel(s) of raw land, or the Asset Management Agreement will be transferred in exchange for one or more other vacation ownership, hotel or other resort properties, or (ii) one or more parcels of raw land owned by CR US or any Subsidiary are transferred in exchange for one or more other parcels of raw land; provided that if the fair market value of the assets to be transferred by CR US or such Restricted Subsidiary, plus the fair market value of any other consideration paid or credited by CR US or such Restricted Subsidiary (the "Transaction Value") exceeds $1.0 million, such transaction shall require approval of the Board of Directors of CR US. In addition, each such transaction shall be valued at an amount equal to all consideration received by CR US or such Restricted Subsidiary in such transaction, other than the assets received pursuant to such exchange (the "Other Consideration") for purposes of determining whether an Asset Sale has occurred. The Other Consideration shall be in the form of cash or Cash Equivalents to the extent required by this Section 4.10. If the Other Consideration is of an amount and character such that such transaction constituted as Asset Sale, then the first paragraph of this Section 4.10 shall be applicable to any Net Proceeds of such Other Consideration.

SECTION 4.11    TRANSACTIONS WITH AFFILIATES.

                CR US shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to CR US or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by CR US or such Restricted Subsidiary with an unrelated Person and (ii) CR US delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders (or to CR US and its Subsidiaries, taken as a whole) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by CR US or any of its Restricted Subsidiaries in the ordinary course of business and having terms consistent with the industry practice for reasonably similar companies, (ii) transactions between or among CR US and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of CR US, (iv) Restricted Payments that are permitted by the provisions of Section 4.07, and (v) sale of Capital Stock (other than Disqualified Stock or preferred stock) of CR US.

SECTION 4.12    LIENS.

                CR US shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless all payments due under the Notes or the Indenture are equally and ratably secured with the obligations so secured, in each case, until such time as such obligations are no longer secured by a Lien.

SECTION 4.13    LINE OF BUSINESS.

                CR US shall, and shall cause its Subsidiaries to, conduct its and their respective businesses such that CR US and its Subsidiaries, taken as a whole, will at all times remain a Permitted Business.

SECTION 4.14    CORPORATE EXISTENCE.

                Subject to Article 5 hereof, CR US shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of CR US or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of CR US and its Subsidiaries; provided, however, that CR US shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of CR US and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change of Control, the Issuers shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute a Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this
Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date");
(3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice or transfer by book-entry transfer to a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

                (b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate of each Issuer stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                (c) The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16    RESTRICTION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

                CR US shall not permit any of its Restricted Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Restricted Subsidiary, except for preferred stock issued to CR US or a Wholly Owned Restricted Subsidiary of CR US.

SECTION 4.17 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

                Except as contemplated in clause (viii) of the definition of Asset Sales, CR US (i) shall not, and shall not permit any Wholly Owned Subsidiary of CR US to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests of any Wholly Owned Subsidiary of CR US to any Person (other than CR US or a Wholly Owned Subsidiary of CR US ), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof, (ii) shall not permit any Wholly Owned Subsidiary of CR US to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to CR US or a Wholly Owned Subsidiary of CR US; and (iii) shall not transfer, convey, sell, lease or otherwise dispose of any Equity Interest in CR Mexico.

SECTION 4.18    PAYMENTS FOR CONSENT.

                Neither CR US nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19    LIMITATIONS ON CR MEXICO

                Notwithstanding any provision of the Indenture to the contrary,
(i) CR Mexico must at all times continue to be a Wholly Owned Restricted Subsidiary of CR US, (ii) CR Mexico may not consolidate or merge with or into any Person other than a Wholly Owned Restricted Subsidiary, and (iii) CR US shall cause the Regina Operating Subsidiaries to (a) assume, no later than April 30, 1998, the $86.7 million of intercompany indebtedness owed by CR Mexico Top Acquisition Sub and (b) issue Mirror Notes in favor of CR Mexico in respect thereof, and (iv) CR Mexico shall at all times maintain the Mirror Notes in aggregate principal amount equal to the amounts of outstanding loans from CR Mexico to the Operating Subsidiaries (to the extent such loans have not been repaid) and shall not incur or suffer to exist any Lien on the Mirror Notes; provided, however, that this clause (iv) shall cease to apply if CR Mexico merges with (and the successor entity of such merger is) a Wholly Owned Restricted Subsidiary that owns, either directly or indirectly, substantially all of the assets located in Mexico of CR US and its Restricted Subsidiaries, taken as a whole.

SECTION 4.20    DISPOSITION OF REMAINDER INTEREST

                CR US shall effect the disposition of the Remainder Interest such that, after giving effect to such disposition, CR US will not be required to use the installment method of accounting with respect to the presentation of its consolidated financial statements under GAAP for the period ended

December 31, 1997 and any future periods; provided that this covenant shall not apply if (i) CR US is able to use (and uses) the full accrual method of accounting with respect to the presentation of its consolidated financial statements (including those required to be delivered to the Holders under the provision of Section 4.03) under GAAP for the period ending December 31, 1997 and any future periods and (ii) such financial statements are audited by and accompanied with an audit report of a Big Six accounting firm.

SECTION 4.21    ADDITIONAL AMOUNTS

        (a) Any payments made by the Issuers under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of Mexico or of any subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless either Issuer is required to withhold or deduct Taxes by law, rule or regulation or by the interpretation or administration thereof. If either Issuer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, then the Issuers shall pay such additional amounts ("Additional Amounts") as may be necessary, so that the net amount received on the respective due dates of such amounts by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted.

        (b) Notwithstanding clause (a) of this Section 4.21, no such Additional Amounts shall be payable with respect to:

                (i) any Taxes which are imposed on, or deducted or withheld from, payments made to the Holder or beneficial owner of a Note because of the existence of any present or former connection between the Holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust or a partnership) and Mexico, except for a connection relating to or otherwise arising from the mere ownership of, or receipt of payment under, such Note or the exercise of rights under such Note or the Indenture (personally or through the Trustee);

                (ii) any Taxes that are imposed on, or withheld or deducted from, payments made to the Holder or beneficial owner of a Note to the extent such Taxes would not have been so imposed, deducted or withheld but for the failure by such Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence or identity of the Holder or beneficial owner of such Note if
        (1) such compliance is required or imposed by a statute, treaty, regulation, ruling or administrative practice in order to make any claim for exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Taxes; and (2) at least 60 days prior to the first payment date with respect to which the Issuers shall apply this clause (ii), the Issuers shall have notified such Holders or beneficial owners of the Notes in writing that such Holders and beneficial owners of the Notes will be required to provide such information or documentation; provided, however, that the Issuers' obligation to pay Additional Amounts shall apply and the limitations set forth in this clause (ii) shall not apply if such Holder or beneficial owner of the Notes as the case may be, satisfies the certification or reporting requirement described in this clause (ii) within 30 days of the payment date unless CR US has already irrevocably paid to the relevant taxing authority or agency the withheld or deducted amount of Tax in respect of which such Additional Amounts would have been payable;

                (iii) any Taxes that would not have been imposed but for the presentation by such Holder for payment of such Holder's Note (where presentation for payment is requirement) on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders to the extent required herein, whichever occurs later, but only to the extent that the Holder of such Note would have been entitled to Additional Amounts in respect of such Taxes on presenting such Note for payment on any date during such 30-day period;

                (iv) any Taxes that would not have been imposed if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder of such Notes;

                (v) Taxes imposed because of any estate, inheritance, gift, sale, transfer, personal property or similar taxes, duties, assessments or charges that are payable otherwise than by withholding from a payment of (or in respect of) principal of, or interest or Liquidated Damages on, the Notes; or

                (vi) any combination of clauses (i), (ii), (iii), (iv) or (v) above (the Taxes described in clauses (i) through (v) for which no Additional Amounts are payable are hereinafter referred to as "Excluded Taxes").

        (c) Notwithstanding clause (b) of this Section 4.21, the limitations on the Issuers' obligation to pay Additional Amounts set forth in clause (b)(ii) of this Section 4.21 shall not apply if (i) the provision of information, certification or other evidence described in such clause (b)(iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation or administrative practice (such as IRS Forms 1001, W-8 and W-9) or (ii) Rule 3.32.11 issued by the Secretaria de Hacienda y Credito Publico (Ministry of Finance and Public Credit) on March 21, 1997 or a substantially similar successor of such Rule is in effect, unless the provision of the information, documentation or other evidence described in clause (b)(ii) of this Section 4.21 is expressly required by statute, rule or regulation, to apply Rule 3.32.11 (or a substantially similar successor of such Rule), the Issuers cannot obtain such information, documentation or other evidence on their own through reasonable diligence and the Issuers otherwise would meet the requirements for application of Rule
3.32.11 (or such successor of such Rule). In addition, such clause (b)(ii) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Holder register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or beneficial owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

        (d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers shall pay Additional Amounts with respect to such payment, the Issuers will deliver to the relevant Trustee and the Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information as is necessary to enable the Trustee or the Paying Agent, as the case may be, to pay such Additional Amounts to Holders on the payment date.

        (e) Whenever in the Indenture there is mentioned, in any context, the payment of principal, interest, Liquidated Damages or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

        (f) The Issuers shall provide the Trustee, within 20 Business Days after the receipt thereof, with an official receipt of such payment or if such receipt is unavailable, with documentation evidencing the payment of Mexican taxes in respect of which the Issuers have paid any Additional Amounts. Copies of such documentation will be made available to the Holders or the Paying Agent, as applicable, upon request therefor.

        (g) In addition, the Issuers shall pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties and fees payable to the RNVI) (i) payable in Mexico or the United States (or any political subdivision of either jurisdiction) in respect of the creation, issue and offering of the Notes and (ii) payable in Mexico (or any political subdivision thereof) in respect of the subsequent redemption or retirement of the Notes other than, in the case of any subsequent redemption or retirement, Excluded Taxes.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                CR US shall not consolidate or merge with or into (whether or not CR US is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) CR US is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than CR US) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than CR US) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of CR US (i) under the Registration Rights Agreement and
(ii) pursuant to a supplemental indenture under the Notes and this Indenture in a form reasonably satisfactory to the Trustee, together with the documentation required by Section 9.06 hereof, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) except in the case of a merger of CR US with or into a Wholly Owned Restricted Subsidiary of CR US, CR US or the entity or Person formed by or surviving any such consolidation or merger (if other than CR US), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of CR US immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test applicable to CR US set forth in clause (a) of the first paragraph of Section 4.09 hereof.

SECTION 5.02    SUCCESSOR CORPORATION SUBSTITUTED.

                Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of CR US in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which CR US is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "CR US" shall refer instead to the successor corporation and not to CR US), and may exercise every right and power of CR US under this Indenture with the same effect as if such successor Person had been named as CR US herein; provided, however, that the predecessor CR US shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of CR US's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.01    EVENTS OF DEFAULT.

                An "Event of Default" occurs if:

        (a) the Issuers default in the payment when due of interest on, or Liquidated Damages or Additional Amounts with respect to, the Notes and such default continues for a period of 30 days;

        (b) the Issuers default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

        (c) CR US fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

        (d) CR US or any of its Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

        (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CR US or any of its Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates more than the lessor of (a) the amount of stockholders' equity on CR US's most recent quarterly balance sheet and (b) $10.0 million;

        (f) final, non-appealable judgments (to the extent not covered by insurance for which there is no dispute as to coverage) for the payment of money are entered by a court or courts of competent jurisdiction against CR US or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds the lesser of (a) the amounts of stockholders' equity on CR US's most recent quarterly balance sheet and (b) $10.0 million; or

        (g) CR US, CR Mexico or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                (i)   commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                (iv) makes a general assignment for the benefit of its creditors, or

                (v)   generally is not paying its debts as they become due; or

        (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against CR US, CR Mexico or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                (ii) appoints a Custodian of CR US, CR Mexico or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of CR US, CR Mexico or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                (iii) orders the liquidation of CR US, CR Mexico or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02    ACCELERATION.

                If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to CR US, CR Mexico, any of their respective Significant Subsidiaries or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to CR US, CR Mexico, any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

                If an Event of Default occurs on or after December 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either Issuer with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to December 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of either Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on December 1 of the years set forth below, as set forth below:



                YEAR                                                            PERCENTAGE
                ----                                                            ----------
                1997................................................................113%
                1998................................................................113%
                1999................................................................113%
                2000................................................................113%


SECTION 6.03    OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04    WAIVER OF PAST DEFAULTS.

                Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05    CONTROL BY MAJORITY.

                Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06   LIMITATION ON SUITS.

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

               A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08   COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to either Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   PRIORITIES.

               If the Trustee collects any money, property or other consideration pursuant to this Article, it shall pay out the money, property or other consideration in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

               Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b)    Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture, but need not verify the contents thereof.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02    RIGHTS OF TRUSTEE.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Issuer shall be sufficient if signed by an Officer or, in the case of an Officers' Certificate or an Authentication Order, two Officers of such Issuer.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03   INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of either Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04   TRUSTEE'S DISCLAIMER.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.



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SECTION 7.05   NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07   COMPENSATION AND INDEMNITY.

               The Issuers jointly and severally shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing from time to time for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers jointly and severally shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Issuers jointly and severally shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by either Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and any other termination of the Indenture, including, without limitation, any termination under any Bankruptcy Law.



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               To secure the Issuers' payment obligations in this Section, the
Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and any other termination of the Indenture, including, without limitation, any termination under any Bankruptcy Law.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08   REPLACEMENT OF TRUSTEE.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

        (a)    the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a Custodian or public officer takes charge of the Trustee or its property; or

        (d)    the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers . Thereupon, the resignation or removal of the retiring Trustee shall become



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effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09    SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10    ELIGIBILITY; DISQUALIFICATION.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

                The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                The Issuers may, at the option of the Board of Directors of each Issuer evidenced by a resolution set forth in an Officers' Certificate of each Issuer, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02    LEGAL DEFEASANCE AND DISCHARGE.

                Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this



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Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03    COVENANT DEFEASANCE.

                Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under
Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                In order to exercise either Legal Defeasance or Covenant
Defeasance:

        (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages and Additional Amounts, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a



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ruling or (B) since the Issue Date, there has been a change in the applicable
U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence and the granting of Liens to secure such Indebtedness) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

        (e) except as contemplated by clause (d), such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which CR US or any of its Subsidiaries is a party or by which CR US or any of its Subsidiaries is bound;

        (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that, assuming no intervening bankruptcy of either Issuer between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of either Issuer, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (g) each Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

        (h) the Issuers shall have delivered to the Trustee an Officers' Certificate of each Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of



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such Notes and this Indenture, to the payment, either directly or through any
Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                The Issuers jointly and severally shall pay and indemnify the Trustee against any tax, penalty, loss, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes. This provision shall survive as set forth in Section 7.07.

                Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by them as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06    REPAYMENT TO ISSUERS.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers .

SECTION 8.07    REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or
8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



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                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01    WITHOUT CONSENT OF HOLDERS OF NOTES.

                Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

        (a)     to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

        (c) to provide for the assumption of the CR US's obligations to the Holders of the Notes by a successor to CR US pursuant to Article 5 hereof;

        (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

        (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                Upon the written request of the Issuers accompanied by a resolution of the Board of Directors of each Issuer authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and 9.06 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02    WITH CONSENT OF HOLDERS OF NOTES.

                Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including Sections 3.08, 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                Upon the written request of the Issuers accompanied by a resolution of the Board of Directors of each Issuer authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless



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such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.08, 3.09, 4.10 and
4.15 hereof;

        (c) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated in the Notes;

        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

        (g) waive a redemption payment with respect to any Note (except as described above with respect to Sections 3.08, 3.09, 4.10 or 4.15); or

        (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provision.

SECTION 9.03    COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

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SECTION 9.04    REVOCATION AND EFFECT OF CONSENTS.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF NOTES.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06    TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate of each Issuer and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                                  MISCELLANEOUS

SECTION 10.01   TRUST INDENTURE ACT CONTROLS.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 10.02   NOTICES.

                Any notice or communication by either Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

                If to the Issuers:

                Club Regina Resorts, Inc.
                10000 Memorial Drive
                Houston, TX  77024
                Telecopier No.:  (713) 223-5825
                Attention:  Chairman

                With a copy (which shall not constitute notice) to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                1900 Pennzoil Place - South Tower
                711 Louisiana Street
                Houston, TX 77002
                Telecopier No.:.(713) 236-0822
                Attn:  Julien R. Smythe, Esq.

                If to the Trustee:

                IBJ Schroder Bank & Trust Company
                One State Street
                New York, NY 10004
                Telecopier No.:  (212) 858-2952
                Attention:  Corporate Trust Administration

                Either Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

                Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 10.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, each Issuer shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06  RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

               No past, present or future director, officer, employee, incorporation or stockholder of either Issuer, as such, shall have any liability for any obligations of the Issuers under the Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION.

               (a) THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

               (b) Each Issuer and, with respect to clause (i) below, the Trustee hereby irrevocably and unconditionally:

               (i) submits itself and its property to any legal action or proceeding relating to this Indenture, or for recognition and enforcement of any judgment in respect of this Indenture, to the non-exclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts for such state and federal courts;

               (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CR US at its address set below its signature to this Agreement or at such other address as CR US shall have notified the Trustee; provided that for any notice or service of process to be effective under Mexican law, such notice or service shall be deemed to have been given or made when delivered either (i) personally, return receipt requested or (ii) by certified mail, return receipt requested; and

               (iv) agrees that nothing in this Indenture shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 10.09  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of CR US or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10  SUCCESSORS.

               All agreements of the Issuers in this Indenture and the Notes shall bind the successors of either of them. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11  SEVERABILITY.

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12  COUNTERPART ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13  TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.14   APPROVAL OF BOARD OF DIRECTORS.

                To the extent any provision of this Indenture requires the approval of the Board of Directors of CR US, such requirement may be satisfied if the matter in question is approved by the Board of Directors of a Wholly Owned Restricted Subsidiary of CR US, but only if the members of the Board of Directors of such Restricted Subsidiary are identical to the members constituting the entire Board of Directors of CR US on the date that the applicable resolution is adopted.

                            (Signature Page Follows)

                                   SIGNATURES

Dated as of December 5, 1997

                                        CLUB REGINA RESORTS, INC.


                                        BY:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:

-------------------------
Name:
Title:









Dated as of December 5, 1997

                                        CR RESORTS CAPITAL, S. DE R. L. DE C. V.


                                        BY:
                                           -------------------------------------
                                           Name:
                                           Title:


Attest:

-------------------------
Name:
Title:



                           (Signature Page Continues)

Dated as of December 5, 1997


                                              IBJ SCHRODER BANK & TRUST COMPANY


                                              BY:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Attest:

--------------------------------
     Authorized Signatory

                            EXHIBIT A (FACE OF NOTE)

                       13% SENIOR NOTES DUE 2004, SERIES A

CUSIP Number __________________
No.      _____                                                        $________

             FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $1,000, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $93.50, THE ISSUE DATE IS DECEMBER 5, 1997, AND THE YIELD TO MATURITY IS 15.218% PER ANNUM.

             CLUB REGINA RESORTS, INC., a Nevada corporation, and CR RESORTS CAPITAL, S. de R. L. de C. V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable promise to pay to ________________ or registered assigns, the principal sum of _____________________ DOLLARS ($____________) on December 1,
2004.

             Interest Payment Dates: June 1 and December 1, commencing June 1, 1998. Record Dates: May 15, and November 15.

             Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

Dated:  __________________
[SEAL]                                  CLUB REGINA RESORTS, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        CR RESORTS CAPITAL, S. de R. L. de C. V.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

This is one of the [Global] Notes referred to in the within-mentioned Indenture:
IBJ Schroder Bank & Trust Company, as Trustee

By:
   ---------------------------------
           Authorized Signatory

                                 (BACK OF NOTE)

                          CLUB REGINA RESORTS, INC. AND
                    CR RESORTS CAPITAL, S. DE R. L. DE C. V.

                       13% SENIOR NOTES DUE 2004, SERIES A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE
 INDENTURE:

             THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS ON ITS RECORDS AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUERS.]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE:

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL CLOSING DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,

(E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

             Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

             1. INTEREST. Club Regina Resorts, Inc., a Nevada corporation ("CR US"), and CR Resorts Capital, S. de R. L. de C. V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("CR Mexico" and, together with CR US, the "Issuers"), promise to pay interest on the principal amount of this Note at 13% per annum from June 1, 1998 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 1998. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office of the Trustee maintained for such purpose within the City and State of New York; provided that payment by wire transfer of immediately available funds will be required to be made by the Trustee with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Trustee. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

             3.    PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank
& Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. CR US or any of its Subsidiaries may act in any such capacity.

             4. INDENTURE. The Issuers issued the Notes under an Indenture dated as of December 5, 1997 ("Indenture") between the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuers limited to $100,000,000 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages and Additional Amounts on outstanding Notes as set forth in Paragraphs 2 and 14 hereof.

             5.    OPTIONAL REDEMPTION.

                   (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to December 1, 2000. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:


             Year                                          Percentage
             ----                                          ----------
             2000..........................................107.429%
             2001..........................................105.571%
             2002..........................................103.714%
             2003..........................................101.857%

                   (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, until December 1, 2000, either or both of the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued hereunder with the net proceeds of a Public Equity Offering at a redemption price equal to 113% of the principal amount thereof plus accrued and unpaid Liquidated Damages thereon, if any; provided that at least $65.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; provided further that the call for such redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

             6.    REDEMPTION FOR TAX REASONS.

                   (a) The Notes may be redeemed, at the option of either or both of the Issuers, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest and Liquidated Damages, if any, to the date fixed for redemption and Additional Amounts, if any, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice (which certification shall include an Opinion of Mexican Counsel) that (i) as a result of any change in, or amendment to, the laws (or any rules or regulations promulgated thereunder) of Mexico, or political subdivision thereof or any taxing authority thereof or therein affecting taxation, or any amendment to, change in or expiration of an official interpretation or application regarding such laws, treaties, rules or regulations which are of general applicability, which change, amendment, application, expiration or interpretation becomes effective on or after the Issue Date, either Issuer would be obligated, for reasons outside its control, to pay Additional Amounts in respect of interest payments on the Notes pursuant to the terms and conditions thereof in excess of those attributable to Mexican withholding tax on the basis of a rate of 15% imposed on interest payments, (ii) such obligation cannot be avoided by the Issuers after taking reasonable measures available to them to avoid it, and (iii) such obligation (or a separate tax obligation of equal or greater magnitude that arises from the structuring contemplated by this clause (iii)) cannot be avoided by structuring the interest payments in such manner that they are paid solely by CR US (rather than CR Mexico); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which either Issuer would be obligated to pay such Additional Amounts and (b) at the time such notice is given, the Issuers' obligation to pay such Additional Amounts remains in effect.

                   (b) Before any notice of redemption pursuant to clause (a) above is given to the Trustee or the Holders, the Issuers shall have complied with the provisions of Section 3.08(b) of the Indenture.

             7.    MANDATORY REDEMPTION.

             Except as set forth in paragraph 8 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

             8.    REPURCHASE AT OPTION OF HOLDER.

                   (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                   (b) If CR US or a Subsidiary of CR US consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Issuers shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, CR US (or such Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

             9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

             10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

             11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

             12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

             13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by either Issuer to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by either Issuer for 60 days after notice to the Issuers by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of CR US or its Subsidiaries which default
(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final, non-appealable judgments (to the extent not covered by insurance for which there is no dispute as to coverage) aggregating in excess of the lesser of (a) the amount of stockholders' equity on CR US's most recent quarterly balance sheet and (b) $10.0 million, which judgments are not paid, discharge or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the CR US, CR Mexico or any of their respective Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

             14.    ADDITIONAL AMOUNTS. Whenever in this Note or the
Indenture there is mentioned, in any context, the payment of principal, interest, Liquidated Damages or any other amount payable under this Note, such mention shall be deemed to include mention of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof under the terms of the Indenture.

             15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

             16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of either of the Issuers , as such, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

             17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

             18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

             19.    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES
AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 5, 1997 between the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

             20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

             The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

             Club Regina Resorts, Inc.
             10000 Memorial Drive
             Houston, TX  77024
             Attention:  Chairman

             21.    WARRANT ENDORSEMENT

             THE NOTES EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE SEPARATELY FROM THE WARRANTS ATTACHED HERETO ORIGINALLY SOLD AS A UNIT WITH THE NOTES UNTIL THE EARLIEST TO OCCUR OF (I) JUNE 1, 1998; (II) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE); AND
       (III) THE DATE SPECIFIED BY THE INITIAL PURCHASER (SUCH EARLIEST DATE, THE "SEPARATION DATE"). PRIOR TO SUCH DATE, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN INTEGRAL MULTIPLES OF $1,000 PRINCIPAL AMOUNT OF NOTES AND ONLY WITH THE SIMULTANEOUS TRANSFER TO THE TRANSFEREE OF ONE WARRANT FOR EACH $1,000 PRINCIPAL AMOUNT SO TRANSFERRED.

             Under the terms of the warrant agreement relating to the Warrants (the "Warrant Agreement"), the holder of this security may at any time on or after the Separation Date, at its option, by notice to the Trustee elect to separate or separately transfer the Notes and the Warrants represented hereby, in whole or in part, and shall thereafter surrender this security to the Trustee for the exchange of this security, in part, for such Warrant or Warrants and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this Warrant Endorsement; provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange this security for such Warrant or Warrant and Note or Notes shall affect the separation of such Notes and Warrants represented hereby or their separate transferability. Until such separation, the holder of this security is, for each $1,000 principal amount of Notes, also the record owner of one Warrant expiring December 1, 2004, each Warrant to purchase one share of Common Stock of CR US, par value $.001 per share (subject to adjustment as provided in the Warrant Agreement). CR US has deposited with the Trustee, as custodian for the Holder of the Notes bearing this Warrant Endorsement, a certificate or certificates for such Warrants to purchase an aggregate of 1,869,962 shares of Common Stock (subject to adjustment as provided in the Warrant Agreement). Prior to the separation of the Notes and the Warrants as described above, record ownership of such Warrants is transferable only by the transfer of this Note on the Note register maintained by the Issuers pursuant to the Indenture. After such separation, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

                By accepting a security bearing this Warrant Endorsement, each holder of this security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to CR US or the Warrant Agent).

                Election to Exercise. On or after the Exercise Commencement Date (as such term is defined in the Warrant Agreement), the Warrants may be exercised by obtaining from the Trustee, as custodian for Holders of securities bearing this Warrant Endorsement, the required forms of election to exercise, declaration form and instructions for payment of the Exercise Price (as such term is defined in the Warrant Agreement). Upon receiving the required forms and payment of such Exercise Price, the Trustee as custodian for the Holder of the security bearing this Warrant Endorsement, shall exercise such Warrants in accordance with the provisions of the Warrant Agreement.

                Election of Exchange. The undersigned registered holder of the security represented hereby irrevocably elects to separate its Notes and Warrants and to exchange this security (representing ownership of ________ Warrants evidenced by Warrant Certificates deposited with the Trustee) for a new Note in the principal amount hereof and a Warrant Certificate in the amount of said ________ Warrants.

                The undersigned hereby irrevocably instructs the Trustee (A) to issue in the name of the undersigned registered holder a new Note not containing the above Warrant Endorsement in the principal amount equal to the principal amount hereof and (B) to deliver this security to the Warrant Agent pursuant to the provisions of the Warrant Agreement with instructions to issue in the name of the undersigned registered holder a Warrant certificate representing the number of Warrants equal to the number of Warrants represented by this security and to issue a new Warrant Certificate to replace the Warrant Certificate held on deposit by the Trustee as custodian representing the number of Warrants equal to the difference between (x) the number of Warrants represented by the Warrant Certificate so held on deposit and (y) the number of Warrants represented by this Security.

                Dated:                                  ______________________

                Name of Holder of this security:        ______________________
                Address:                                ______________________
                                                        ______________________
                Signature:                              ______________________

Note: The above signature must correspond with the name as written upon the face of this security in every particular, without alteration or enlargement whatever and if the certificate representing any principal amount at maturity of this security or the associated Warrants is to be registered in a name other than that in which this security is registered.

                Signature Guaranteed:                   ______________________

Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ___________________________
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)


                                          --------------------------------------
                                          (Signature Guaranteed)

Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          [ ] Section 4.10      [ ] Section 4.15

                If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$________________.

Date:_______________________

                                           -------------------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note) Tax
                                           Identification No:___________________



                                           -------------------------------------
                                           (Signature Guaranteed)


Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


Club Regina Resorts, Inc.
CR Resorts Capital, S. de R. L. de C. V.
10000 Memorial Drive
Houston, TX  77024
Attn:  Secretary

IBJ Schroder Bank & Trust Company
One State Street
New York, NY 10004

                Re: 13% Senior Notes due 2004

                Reference is hereby made to the Indenture, dated as of December 5, 1997 (the "Indenture"), between Club Regina Resorts, Inc. and CR Resorts Capital, S. de R. L. de C. V., as Issuers (the "Issuers"), and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) [ ] such Transfer is being effected to CR US or a subsidiary thereof;

                                       or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000,] an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

3. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (b) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

             This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.



                                                 -------------------------------
                                                 [Insert Name of Transferor]



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated: _________ , ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a)     [ ]  a beneficial interest in the:

                (i)    [ ]  144A Global Note (CUSIP          ), or

                (ii)   [ ]  IAI Global Note (CUSIP         ); or

                (b)    [ ]  a Restricted Definitive Note.

        2.      After the Transfer the Transferee will hold:

                                  [CHECK ONE]

                (a)     [ ]  a beneficial interest in the:

                        (i)   [ ]  144A Global Note (CUSIP         ), or
                        (ii)  [ ]  IAI Global Note (CUSIP         ); or
                        (iii) [ ]  Unrestricted Global Note (CUSIP         ); or
                (b)     [ ]  a Restricted Definitive Note; or

                (c)     [ ]  an Unrestricted Definitive Note,

            in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Club Regina Resorts, Inc.
CR Resorts Capital, S. de R. L. de C. V.
10000 Memorial Drive
Houston, TX  77024
Attn:  Secretary

IBJ Schroder Bank & Trust Company
One State Street
New York, NY 10004

            Re:  13% Senior Note due 2004
                              (CUSIP______________)

            Reference is hereby made to the Indenture, dated as of December 5, 1997 (the "Indenture"), between Club Regina Resorts, Inc. and CR Resorts Capital, S. de R. L. de C. V. as Issuers (the "Issuers"), and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

 1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

 2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

            (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

            (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                             -----------------------------------
                                                   [Insert Name of Owner]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated: ________________, ____

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Club Regina Resorts, Inc.
CR Resorts Capital, S. de R. L. de C. V.
10000 Memorial Drive
Houston, TX  77024
Attn:  Secretary

IBJ Schroder Bank & Trust Company
One State Street
New York, NY 10004

             Re:   13% Senior Notes due 2004


                   Reference is hereby made to the Indenture, dated as of December 5, 1997 (the "Indenture"), between Club Regina Resorts, Inc. and CR Resorts Capital, S. de R. L. de C. V. as Issuers (the "Issuers"), and IBJ Schroder Bank & Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                   In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)     [ ]    a beneficial interest in a Global Note, or

          (b)     [ ]    a Definitive Note,

          we confirm that:

                   1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                   2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary of either of the Issuers, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and [, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000,] an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                   3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                   4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                   5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                   You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            ------------------------------------
                                            [Insert Name of Accredited Investor]



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated: __________________, ____



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